Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-26
*CUSIP:   21988G668     Class   A-1
          21988GAY2     Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of    September 15, 2004.....                                 $0.00
        Scheduled Income received on securities.....              1,094,625.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                   -1,094,624.98
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.02
Balance as of    March 15, 2005.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    September 15, 2004.....                                 $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    March 15, 2005.....                                     $0.00


               UNDERLYING SECURITIES HELD AS OF   March 15, 2005

              Principal
                Amount                      Title of Security
              ---------                     -----------------
             $31,500,000      Nordstrom, Inc. 6.95% Senior Debentures due March
                              15, 2028
                              *CUSIP:  655664AH3

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.